Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements and notes thereto present the unaudited pro forma condensed combined balance sheet as of September 30, 2023 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022. The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended, in order to give effect to the Pro Forma Transactions (as defined and described below) and the assumptions and adjustments described in the accompanying notes.

On October 29, 2023, Healthpeak Properties, Inc. (“Healthpeak”) and Physicians Realty Trust entered into an Agreement and Plan of Merger, dated as of October 29, 2023 (as amended from time to time, “Merger Agreement”) with DOC DR Holdco, LLC (“DOC DR Holdco”), a wholly owned subsidiary of Healthpeak formerly known as Alpine Sub, LLC, DOC DR, LLC (“DOC DR OP Sub”), a wholly owned subsidiary of Healthpeak OP, LLC (“Healthpeak OP”) formerly known as Alpine OP Sub, LLC, and Physicians Realty L.P. The combination of Healthpeak and Physicians Realty Trust will be accomplished through (i) the merger of Physicians Realty Trust with and into DOC DR Holdco (the “Company Merger”), with DOC DR Holdco surviving as a wholly owned subsidiary of Healthpeak (the “Company Surviving Entity”), (ii) immediately following the date and time the Company Merger becomes effective (the “Company Merger Effective Time”), the contribution by Healthpeak to Healthpeak OP of all of the outstanding equity interests in the Company Surviving Entity (the “Contribution”), and (iii) immediately following the Contribution, the merger of Physicians Realty L.P. with and into DOC DR OP Sub (the “Partnership Merger” and together with the Company Merger, the “Mergers”), with DOC DR OP Sub surviving as a subsidiary of Healthpeak OP (the “Partnership Surviving Entity”). Pursuant to the terms and subject to the conditions of the Merger Agreement, at the Company Merger Effective Time, each Physicians Realty Trust common share (other than Physicians Realty Trust common shares to be canceled in accordance with the Merger Agreement) will automatically be converted into the right to receive 0.674 (the “Exchange Ratio”) of a newly issued share of Healthpeak common stock par value $1.00 per share (“Healthpeak common stock”), without interest, but subject to any withholding required under applicable tax laws.

Pursuant to the terms and conditions of the Merger Agreement, as of the Company Merger Effective Time, each outstanding Physicians Realty Trust equity-based award will be treated as follows: (i) each unvested restricted Physicians Realty Trust common share granted by Physicians Realty Trust pursuant to Physicians Realty Trust’s Amended and Restated 2013 Equity Incentive Plan as such plan has been amended and/or restated (such plan the “Physicians Realty Trust Equity Incentive Plan” and each unvested restricted Physicians Realty Trust common share, a “Physicians Realty Trust Restricted Share”) that is outstanding as of immediately prior to the Company Merger Effective Time will become fully vested and all restrictions thereon will lapse and be canceled and be converted into the right to receive with respect to each such share (a) a number of validly issued, fully paid and non-assessable shares of Healthpeak common stock equal to the Exchange Ratio (the “Company Merger Consideration”), plus (b) the right to receive cash in lieu of fractional shares of Healthpeak common stock into which Physicians Realty Trust common shares would otherwise have been converted (the “Fractional Share Consideration”), plus (c) an amount in cash equal to the unpaid dividends accrued with respect to such Physicians Realty Trust Restricted Share during the period commencing on the grant date and ending on the date on which the closing of the Mergers (the “Closing”) occurs (the “Closing Date”); (ii) each award of performance-based restricted stock units with respect to Physicians Realty Trust common shares granted by Physicians Realty Trust pursuant to the Physicians Realty Trust Equity Incentive Plan (the “Physicians Realty Trust PSUs”) that is outstanding as of immediately prior to the Company Merger Effective Time will vest with respect to the number of shares subject to such award that would vest based on the maximum level of achievement of the applicable performance goals over the three-year performance period as provided in the individual employment or award agreements and be canceled and converted into the right to receive with respect to each such share (a) the Company Merger Consideration, plus (b) the Fractional Share Consideration, plus (c) an amount in cash equal to the unpaid dividend equivalents accrued with respect to such Physicians Realty Trust PSUs during the period commencing on the grant date and ending on the Closing Date; and (iii) each award of restricted stock units with respect to Physicians Realty Trust common shares granted by Physicians Realty Trust pursuant to the Physicians Realty Trust’s Amended and Restated 2013 Equity Incentive Plan as such plan has been amended and/or restated (“Physicians Realty Trust RSUs”) that is outstanding as of immediately prior to the Company Merger Effective Time will become fully vested and all restrictions thereon will lapse and be canceled and converted into the right to receive with respect to each such Physicians Realty Trust common share subject to such award of Physicians Realty Trust RSUs (a) the Company Merger Consideration, plus (b) the Fractional Share Consideration, plus (c) an amount in cash equal to the unpaid dividend equivalents accrued with respect to such Physicians Realty Trust RSUs during the period commencing on the grant date and ending on the Closing Date.

In addition, pursuant to the terms and subject to the conditions of the Merger Agreement, at the date and time Partnership Merger becomes effective (the “Partnership Merger Effective Time”), each common limited partnership interest of Physicians Realty L.P. (“Physicians Realty L.P. OP Unit”) issued and outstanding immediately prior to the Partnership Merger Effective Time will automatically be converted into and become a number of units in the Partnership Surviving Entity equal to the Exchange Ratio. Following the Partnership Merger Effective Time, third-party investors in Physicians Realty L.P. receiving non-managing member units will be entitled to redeem such units for an amount of cash per unit approximating the then-current market value of one share of Healthpeak common stock or, at Healthpeak OP’s option, one share of Healthpeak common stock (subject to certain adjustments, such as stock splits and reclassifications), subject to the terms of the limited liability company agreement governing the Partnership Surviving Entity.

Prior to Closing, Physicians Realty Trust’s senior unsecured private placement notes totaling $210 million are expected to be repaid by Physicians Realty Trust. Contemporaneously with the Closing, all outstanding balances on Physicians Realty Trust’s unsecured revolving credit facility are expected to be repaid by Healthpeak.

Healthpeak is currently negotiating terms of a new five-year, $500 million term loan expected to bear an interest rate of secured overnight financing rate (“SOFR”) plus 85 basis points (“New Term Loan”). The New Term Loan is expected to close contemporaneously with the Closing. Healthpeak management intends to use the net proceeds from the New Term Loan to pay for Mergers-related cash expenditures and utilize remaining net proceeds to repay a portion of Healthpeak’s outstanding commercial paper borrowings (“Commercial Paper Repayment”). The New Term Loan and the Commercial Paper Repayment are collectively referred to as the “Financing Transactions.”

The following unaudited pro forma condensed combined financial statements have been prepared by applying the acquisition method of accounting with Healthpeak treated as the accounting acquirer. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Healthpeak, exclusive of discontinued operations, and historical consolidated financial statements of Physicians Realty Trust, in each case, as adjusted to give effect to the following (collectively referred to as the “Pro Forma Transactions”):

•	The Mergers;

•	The repayment of Physicians Realty Trust’s senior unsecured private placement notes and the repayment and termination of Physicians Realty Trust’s unsecured revolving credit facility;

•	The accelerated vesting of certain pre-existing Physicians Realty Trust Restricted Shares, Physicians Realty Trust RSUs or Physicians Realty Trust PSUs, as applicable (“Physicians Realty Trust Equity Awards”) in connection with the Mergers;

•	The Financing Transactions; and

•	Transaction costs relating to the Mergers.

The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives effect to the Pro Forma Transactions as if they occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2023 and the year ended December 31, 2022, give effect to the Pro Forma Transactions as if they occurred on January 1, 2022.

The unaudited pro forma condensed combined financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by Healthpeak’s management. The unaudited pro forma adjustments represent Healthpeak’s management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial statements and are preliminary and subject to change as additional information becomes available and additional analyses are performed. However, Healthpeak’s management believes that the assumptions provide a reasonable basis for presenting the significant effects that are directly attributable to the Pro Forma Transactions, and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not purport to be indicative of what Healthpeak’s financial condition or results of operations actually would have been if the Pro Forma Transactions had been consummated as of the dates indicated, nor do they purport to represent Healthpeak’s financial position or results of operations for future periods. Differences could result from numerous factors, including future changes in Healthpeak’s and Physicians Realty Trust’s capital structure, portfolio of investments, property level operating expenses and revenues, including rents expected to be received under existing leases or leases entered into in the future, changes in interest rates, potential synergies that may be achieved following the Mergers, including potential overall savings in general and administrative expense, or any strategies that Healthpeak’s management may consider in order to continue to efficiently manage Healthpeak’s operations and for other reasons. Future results may vary significantly from those reflected in the unaudited pro forma condensed combined financial statements due to factors discussed in the “Risk Factors” included elsewhere within this joint proxy statement/prospectus.

HEALTHPEAK PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2023

(in thousands)

	Healthpeak	Physicians
	Properties, Inc.	Realty Trust	Financing		Mergers
	Historical As	Historical As	Transactions		Transaction
	Reclassified	Reclassified	Adjustments	Item in	Adjustments	Item in	Pro Forma
	(Note 3)	(Note 3)	(Note 4)	Note 4	(Note 5)	Note 5	Combined
ASSETS
Real estate:
Buildings and improvements	$13,097,282	$4,676,976	$—		$(1,031,054)	1	$16,743,204
Development costs and construction in progress	863,341	41,722	—		—		905,063
Land and improvements	2,657,602	371,545	—		117,684	1	3,146,831
Accumulated depreciation and amortization	(3,498,077)	(833,282)	—		833,282	2	(3,498,077)
Net real estate	13,120,148	4,256,961	—		(80,088)		17,297,021
Loans receivable, net	225,881	79,883	—		(2,585)	3	303,179
Investments in and advances to unconsolidated joint ventures	745,381	64,046	—		(2,556)	4	806,871
Accounts receivable, net	59,085	11,131	—		—		70,216
Cash and cash equivalents	63,478	195,772	297,000	1,2	(361,107)	5	195,143
Restricted cash	50,449	1,574	—		—		52,023
Intangible assets, net	339,191	202,542	—		290,353	6	832,086
Goodwill	18,027	—	—		10,449	7	28,476
Assets held for sale, net	8,277	—	—		—		8,277
Right-of-use asset, net	233,480	227,967	—		8,184	8	469,631
Other assets, net	739,137	172,591	—		(126,611)	9	785,117
Total assets	$15,602,534	$5,212,467	$297,000		$(263,961)		$20,848,040
LIABILITIES AND EQUITY
Bank line of credit and commercial paper	$424,000	$—	$(200,000)	2	$—		$224,000
Term loans	496,603	393,090	497,000	1	6,910	10	1,393,603
Senior unsecured notes	5,401,461	1,451,536	—		(382,898)	10	6,470,099
Mortgage debt	342,349	127,630	—		(2)	10	469,977
Intangible liabilities, net	133,668	23,170	—		61,943	11	218,781
Liabilities related to assets held for sale, net	39	—	—		—		39
Lease liability	204,762	104,802	—		—		309,564
Accounts payable, accrued liabilities, and other liabilities	687,650	131,065	—		(60,928)	12	757,787
Deferred revenue	879,174	30,433	—		—		909,607
Total liabilities	8,569,706	2,261,726	297,000		(374,975)		10,753,457
Redeemable noncontrolling interests	49,016	3,066	—		—		52,082
Common stock	547,072	2,385	—		160,709	13	710,166
Additional paid-in capital	10,401,994	3,817,545	—		(979,709)	13	13,239,830
Cumulative dividends in excess of earnings	(4,528,508)	(1,012,869)	—		934,524	13	(4,606,853)
Accumulated other comprehensive income (loss)	36,747	15,216	—		(15,216)	13	36,747
Total stockholders’ equity	6,457,305	2,822,277	—		100,308		9,379,890
Joint venture partners	313,402	9,319	—		(2,108)	14	320,613
Non-managing member unitholders	213,105	116,079	—		12,814	14	341,998
Total noncontrolling interests	526,507	125,398	—		10,706		662,611
Total equity	6,983,812	2,947,675	—		111,014		10,042,501
Total liabilities and equity	$15,602,534	$5,212,467	$297,000		$(263,961)		$20,848,040

HEALTHPEAK PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023

(in thousands, except per share data)

		Physicians
		Realty Trust	Financing		Mergers
	Healthpeak	Historical As	Transactions		Transaction
	Properties, Inc.	Reclassified	Adjustments	Item in	Adjustments	Item in	Pro Forma
	Historical	(Note 3)	(Note 4)	Note 4	(Note 5)	Note 5	Combined
Revenue
Rental and related revenues	$1,219,473	$397,096	$—		$17,455	15	$1,634,024
Resident fees and services	391,076	—	—		—		391,076
Interest income	16,802	11,170	—		784	16	28,756
Total revenues	1,627,351	408,266	—		18,239		2,053,856
Costs and expenses:
Interest expense	147,547	59,837	15,524	1,2	3,170	17	226,078
Depreciation and amortization	561,357	143,237	—		63,481	18	768,075
Operating	677,659	138,094	—		(203)	19	815,550
General and administrative	73,576	30,951	—		—		104,527
Transaction costs	3,098	500	—		—		3,598
Impairments and loan loss reserves (recoveries), net	(156)	275	—		—		119
Total costs and expenses	1,463,081	372,894	15,524		66,448		1,917,947
Other income (expense):
Gain (loss) on sales of real estate, net	86,463	13	—		—		86,476
Other income (expense), net	4,208	—	—		—		4,208
Total other income (expense), net	90,671	13	—		—		90,684
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	254,941	35,385	(15,524)		(48,209)		226,593
Income tax benefit (expense)	(2,225)	—	—		—		(2,225)
Equity income (loss) from unconsolidated joint ventures	6,646	1,260	—		(3,246)	21	4,660
Income (loss) from continuing operations	259,362	36,645	(15,524)		(51,455)		229,028
Noncontrolling interests’ share in continuing operations	(24,297)	(1,564)	—		(4,695)	22	(30,556)
Net income (loss) attributable to Healthpeak Properties, Inc. from continuing operations	235,065	35,081	(15,524)		(56,150)		198,472
Participating securities’ share in earnings	(1,568)	—	—		—		(1,568)
Net income (loss) from continuing operations applicable to common shares	$233,497	$35,081	$(15,524)		$(56,150)		$196,904
Basic earnings (loss) per common share:							(Note 6)
Net income (loss) from continuing operations applicable to common shares	$0.43	$0.15					$0.28
Diluted earnings (loss) per common share:							(Note 6)
Net income (loss) from continuing operations applicable to common shares	$0.43	$0.15					$0.28
Weighted average shares outstanding:							(Note 6)
Basic	546,978	238,125					710,072
Diluted	547,247	249,227					716,956

HEALTHPEAK PROPERTIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except per share data)

		Physicians
		Realty Trust	Financing		Mergers
	Healthpeak	Historical As	Transactions		Transaction
	Properties, Inc.	Reclassified	Adjustments	Item in	Adjustments	Item in	Pro Forma
	Historical	(Note 3)	(Note 4)	Note 4	(Note 5)	Note 5	Combined
Revenue
Rental and related revenues	$1,541,775	$515,373	$—		$29,976	15	$2,087,124
Resident fees and services	494,935	—	—		—		494,935
Interest income	23,300	11,337	—		1,801	16	36,438
Income from direct financing leases	1,168	—	—		—		1,168
Total revenues	2,061,178	526,710	—		31,777		2,619,665
Costs and expenses:
Interest expense	172,944	72,234	26,706	1,2	6,020	17	277,904
Depreciation and amortization	710,569	189,221	—		97,990	18	997,780
Operating	862,991	171,100	—		(271)	19	1,033,820
General and administrative	131,033	39,985	—		—		171,018
Transaction costs	4,853	644	—		78,345	20	83,842
Impairments and loan loss reserves (recoveries), net	7,004	75	—		—		7,079
Total costs and expenses	1,889,394	473,259	26,706		182,084		2,571,443
Other income (expense):
Gain (loss) on sales of real estate, net	9,078	57,375	—		—		66,453
Other income (expense), net	326,268	—	—		—		326,268
Total other income (expense), net	335,346	57,375	—		—		392,721
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	507,130	110,826	(26,706)		(150,307)		440,943
Income tax benefit (expense)	4,425	—	—		—		4,425
Equity income (loss) from unconsolidated joint ventures	1,985	(790)	—		(4,631)	21	(3,436)
Income (loss) from continuing operations	513,540	110,036	(26,706)		(154,938)		441,932
Noncontrolling interests’ share in continuing operations	(15,975)	(5,670)	—		(2,653)	22	(24,298)
Net income (loss) attributable to Healthpeak Properties, Inc. from continuing operations	497,565	104,366	(26,706)		(157,591)		417,634
Participating securities’ share in earnings	(2,657)	—	—		—		(2,657)
Net income (loss) from continuing operations applicable to common shares	$494,908	$104,366	$(26,706)		$(157,591)		$414,977
Basic earnings (loss) per common share:							(Note 6)
Net income (loss) from continuing operations applicable to common shares	$0.92	$0.46					$0.59
Diluted earnings (loss) per common share:							(Note 6)
Net income (loss) from continuing operations applicable to common shares	$0.92	$0.46					$0.59
Weighted average shares outstanding:							(Note 6)
Basic	538,809	226,598					701,903
Diluted	539,147	239,610					708,856

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

Each of Healthpeak’s and Physicians Realty Trust’s historical consolidated financial information has been derived from and should be read in conjunction with Healthpeak’s and Physicians Realty Trust’s historical consolidated financial statements included in its respective Quarterly Report on Form 10-Q for the nine months ended September 30, 2023 and Annual Report on Form 10-K for the year ended December 31, 2022, excluding, in the case of Healthpeak, discontinued operations, which have been incorporated by reference into this joint proxy statement/prospectus. Certain of Physicians Realty Trust’s historical amounts have been reclassified to conform to Healthpeak’s financial statement presentation, as discussed further in Note 3. Additionally, the carrying amount of Healthpeak’s historical goodwill, previously classified as a component of Other assets, net, has been reclassified to a separate financial statement line item, Goodwill, on Healthpeak’s historical reclassified unaudited condensed combined balance sheet.

The unaudited pro forma condensed combined balance sheet gives effect to the Pro Forma Transactions as if they had been completed on September 30, 2023. The unaudited pro forma condensed combined statements of operations give effect to the Pro Forma Transactions as if they had been completed on January 1, 2022.

The historical consolidated financial statements of Healthpeak and Physicians Realty Trust have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to the accounting for the Pro Forma Transactions under U.S. generally accepted accounting principles (“U.S. GAAP”). The unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with Healthpeak treated as the accounting acquirer of Physicians Realty Trust. Healthpeak is expected to be the accounting acquirer primarily because (i) Healthpeak is the entity that will transfer consideration to consummate the Mergers, (ii) Healthpeak stockholders as a group will retain the largest portion of the voting rights of Healthpeak and its subsidiaries after the Company Merger Effective Time (the “Combined Company”) and have the ability to elect, appoint, or remove a majority of the members of the Combined Company’s board of directors and (iii) its senior management will constitute the majority of management of the Combined Company. For more information, see “The Mergers — Accounting Treatment.” ASC 805 requires, among other things, that the assets acquired, liabilities assumed and noncontrolling interests in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined financial statements, the estimated preliminary purchase consideration in the Mergers has been allocated to the assets acquired, liabilities assumed and noncontrolling interests of Physicians Realty Trust based upon Healthpeak management’s preliminary estimate of their fair values as of September 30, 2023.

The allocations of the purchase price reflected in these unaudited pro forma condensed combined financial statements have not been finalized and are based upon the best available information at the current time. A final determination of the fair values of the assets, liabilities and noncontrolling interests, which cannot be made prior to the completion of the Mergers, will be based on the actual valuations of the tangible and intangible assets and liabilities that exist as of the Closing Date. The completion of the final valuations, the allocations of the purchase price, the impact of ongoing integration activities, the timing of the Closing Date and other changes in tangible and intangible assets and liabilities that occur prior to the Closing Date could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements and related notes herein present unaudited pro forma condensed combined financial condition and results of operations of the Combined Company, after giving pro forma effect to the Pro Forma Transactions, which include the conversion of Physicians Realty Trust common shares outstanding into newly issued shares of Healthpeak common stock equal to the Exchange Ratio and the conversion of unvested Physicians Realty Trust Restricted Shares, Physicians Realty Trust PSUs, and Physicians Realty Trust RSUs outstanding into newly issued shares of Healthpeak common stock. The pro forma financial statements also include the assumption of Physicians Realty Trust’s outstanding debt, excluding Physicians Realty Trust’s senior unsecured private placement notes, which are expected to be settled and repaid by Physicians Realty Trust prior to Closing and the termination of Physicians Realty Trust’s unsecured revolving credit facility, which is expected to be repaid by Healthpeak and terminated contemporaneously with the Closing.

Note 2 — Significant Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in Healthpeak’s unaudited consolidated financial statements as of and for the nine months ended September 30, 2023 and Healthpeak’s audited consolidated financial statements as of and for the year ended December 31, 2022. At this time, Healthpeak’s management is not aware of any significant accounting policy differences between Healthpeak and Physicians Realty Trust, and therefore, no adjustments were made to conform Physicians Realty Trust’s historical consolidated financial statements to the accounting policies used by Healthpeak in the preparation of the unaudited pro forma condensed combined financial statements.

As part of the application of ASC 805, Healthpeak will continue to conduct a more detailed review of Physicians Realty Trust’s accounting policies in an effort to determine if differences in accounting policies require further reclassification or adjustment of Physicians Realty Trust’s assets, liabilities or noncontrolling interests, or reclassification or adjustment of results of operations to conform to Healthpeak’s accounting policies and classifications. Therefore, Healthpeak may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial statements. In certain cases, the information necessary to evaluate the differences in accounting policies and the impacts thereof may not be available until after the Closing Date.

Note 3 — Reclassification Adjustments

The Healthpeak and Physicians Realty Trust historical consolidated financial statement line items include the reclassification of certain historical balances to conform to the expected post-combination Healthpeak presentation of these unaudited pro forma condensed combined financial statements, as described below. These reclassifications have no effect on previously reported total assets, total liabilities, stockholders’ equity or net income available to common stockholders of Healthpeak or Physicians Realty Trust.

Balance Sheet

The carrying amount of Healthpeak’s historical goodwill of $18 million, previously classified as a component of Other assets, net, has been reclassified to a newly presented financial statement line item, Goodwill, on Healthpeak’s historical reclassified unaudited condensed combined balance sheet.

The following table presents the impact of the reclassification adjustments on Physicians Realty Trust’s historical consolidated balance sheet.

	As of September 30, 2023 (In thousands)
	Physicians Realty Trust Historical	Reclassification Adjustments	Notes	Physicians Realty Trust As Reclassified
ASSETS
Real estate:
Buildings and improvements	$4,703,606	$95,447	(A)	$4,676,976
		(122,077)	(B)
Development costs and construction in progress	—	41,722	(C)	41,722
Construction in progress	41,722	(41,722)	(C)	—
Tenant improvements	95,447	(95,447)	(A)	—
Land and improvements	249,468	122,077	(B)	371,545
Acquired lease intangibles	509,468	(509,468)	(D)	—
Accumulated depreciation and amortization	—	306,926	(D)	(833,282)
		(1,140,208)	(E)
Accumulated depreciation	(1,140,208)	1,140,208	(E)	—
Net real estate	4,459,503	(202,542)		4,256,961

	As of September 30, 2023 (In thousands)
	Physicians Realty Trust Historical	Reclassification Adjustments	Notes	Physicians Realty Trust As Reclassified
Loans receivable, net	—	79,883	(F)	79,883
Real estate loans receivable, net	79,883	(79,883)	(F)	—
Investments in and advances to unconsolidated joint ventures	—	72,069	(G)	64,046
		(8,023)	(G)
Investments in unconsolidated entities	72,069	(72,069)	(G)	—
Accounts receivable, net	—	11,131	(H)	11,131
Tenant receivables, net	11,131	(11,131)	(H)	—
Cash and cash equivalents	195,772	—		195,772
Restricted cash	—	1,574	(I)	1,574
Intangible assets, net	—	509,468	(D)	202,542
		(306,926)	(D)
Assets held for sale, net	—	—		—
Right-of-use asset, net	—	227,967	(J)	227,967
Right-of-use lease assets, net	227,967	(227,967)	(J)	—
Other assets, net	—	8,023	(G)	172,591
		(1,574)	(I)
		166,142	(K)
Other assets	166,142	(166,142)	(K)	—
Total assets	$5,212,467	$—		$5,212,467
LIABILITIES AND EQUITY
Bank line of credit and commercial paper	$—	$—		$—
Credit facility	393,090	(393,090)	(L)	—
Term loans	—	393,090	(L)	393,090
Senior unsecured notes	—	1,451,536	(M)	1,451,536
Notes payable	1,451,536	(1,451,536)	(M)	—
Mortgage debt	127,630	—		127,630
Intangible liabilities, net	—	23,170	(N)	23,170
Acquired lease intangibles, net	23,170	(23,170)	(N)	—
Liabilities related to assets held for sale, net	—	—		—
Lease liability	104,802	—		104,802
Accounts payable, accrued liabilities, and other liabilities	—	60,928	(O)	131,065
		4,933	(P)
		95,637	(Q)
		(30,433)	(Q)
Dividends and distributions payable	60,928	(60,928)	(O)	—
Accounts payable	4,933	(4,933)	(P)	—
Accrued expenses and other liabilities	95,637	(95,637)	(Q)	—
Deferred revenue	—	30,433	(Q)	30,433
Total liabilities	2,261,726	—		2,261,726
Redeemable noncontrolling interests	—	3,066	(R)	3,066
Redeemable noncontrolling interests-partially owned properties	3,066	(3,066)	(R)	—
Common stock	2,385	—		2,385
Additional paid-in capital	3,817,545	—		3,817,545

	As of September 30, 2023 (In thousands)
	Physicians Realty Trust Historical	Reclassification Adjustments	Notes	Physicians Realty Trust As Reclassified
Cumulative dividends in excess of earnings	—	(1,012,869)	(S)	(1,012,869)
Accumulated deficit	(1,012,869)	1,012,869	(S)	—
Accumulated other comprehensive income (loss)	15,216	—		15,216
Total stockholders’ equity	2,822,277	—		2,822,277
Joint venture partners	—	9,319	(T)	9,319
Operating Partnership	116,079	(116,079)	(U)	—
Non-managing member unitholders	—	116,079	(U)	116,079
Partially owned properties	9,319	(9,319)	(T)	—
Total noncontrolling interests	125,398	—		125,398
Total equity	2,947,675	—		2,947,675
Total liabilities and equity	$5,212,467	$—		$5,212,467

(A)	To reclassify Physicians Realty Trust’s historical balance for Tenant improvements to Buildings and improvements.

(B)	To reclassify Physicians Realty Trust’s historical balance for site improvements previously recorded as a component of Buildings and improvements to Land and improvements.

(C)	To reclassify Physicians Realty Trust’s historical balance for Construction in progress to Development costs and construction in progress.

(D)	To reclassify Physicians Realty Trust’s historical balance for Acquired lease intangibles to Intangible assets, net, and the related accumulated amortization for such assets from Accumulated depreciation and amortization to Intangible assets, net.

(E)	To reclassify Physicians Realty Trust’s historical balance for Accumulated depreciation to Accumulated depreciation and amortization.

(F)	To reclassify Physicians Realty Trust’s historical balance for Real estate loans receivable, net to Loans receivable, net.

(G)	To reclassify Physicians Realty Trust’s historical balance for Investments in unconsolidated entities to (i) Other assets, net for the portion related to cost method investments and (ii) the remainder to Investments in and advances to unconsolidated joint ventures.

(H)	To reclassify Physicians Realty Trust’s historical balance for Tenant receivables, net, to Accounts receivable, net.

(I)	To reclassify Physicians Realty Trust’s historical balance for restricted cash previously recorded as component of Other assets to Restricted cash.

(J)	To reclassify Physicians Realty Trust’s historical balance for Right-of-use lease assets, net to Right-of-use asset, net.

(K)	To reclassify Physicians Realty Trust’s historical balance for Other assets to Other assets, net.

(L)	To reclassify Physicians Realty Trust’s historical balance for Credit facility to Term loans.

(M)	To reclassify Physicians Realty Trust’s historical balance for Notes payable to Senior unsecured notes.

(N)	To reclassify Physicians Realty Trust’s historical balance for Acquired lease intangibles, net to Intangible liabilities, net.

(O)	To reclassify Physicians Realty Trust’s historical balance for Dividends and distributions payable to Accounts payable, accrued liabilities, and other liabilities.

(P)	To reclassify Physicians Realty Trust’s historical balance for Accounts payable to Accounts payable, accrued liabilities, and other liabilities.

(Q)	To reclassify Physicians Realty Trust’s historical balance for Accrued expenses and other liabilities to (i) Accounts payable, accrued liabilities, and other liabilities and (ii) a portion to Deferred revenue.

(R)	To reclassify Physicians Realty Trust’s historical balance for Redeemable noncontrolling interests — partially owned properties to Redeemable noncontrolling interests.

(S)	To reclassify Physicians Realty Trust’s historical balance for Accumulated deficit to Cumulative dividends in excess of earnings.

(T)	To reclassify Physicians Realty Trust’s historical balance for Partially owned properties to Joint venture partners.

(U)	To reclassify Physicians Realty Trust’s historical balance for Operating Partnership to Non-managing member unitholders.

Statements of Operations

The following table represents the impact of the reclassification adjustments on Physicians Realty Trust’s historical consolidated statement of operations for the nine months ended September 30, 2023.

	For the Nine Months Ended September 30, 2023 (In thousands)
	Physicians Realty Trust Historical	Reclassification Adjustments	Notes	Physicians Realty Trust As Reclassified
Revenue
Rental and related revenues	$397,096	$—		$397,096
Resident fees and services	—	—		—
Interest income	—	10,895	(A)	11,170
		275	(B)
Interest income on real estate loans and other	10,895	(10,895)	(A)	—
Total revenues	407,991	275		408,266
Costs and expenses:
Interest expense	59,837	—		59,837
Depreciation and amortization	143,555	(318)	(C)	143,237
Operating	—	138,094	(D)	138,094
Operating expenses	138,094	(138,094)	(D)	—
General and administrative	31,133	318	(C)	30,951
		(500)	(E)
Transaction costs	—	500	(E)	500
Impairments and loan loss reserves (recoveries), net	—	275	(B)	275
Total costs and expenses	372,619	275		372,894
Other income (expense):
Gain (loss) on sales of real estate, net	—	13	(F)	13
Gain on sale of investment properties, net	13	(13)	(F)	—
Other income (expense), net	—	—		—
Total other income (expense), net	13	—		13
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	35,385	—		35,385
Income tax benefit (expense)	—	—		—
Equity income (loss) from unconsolidated joint ventures	—	1,260	(G)	1,260
Equity in (loss) gain of unconsolidated entities	1,260	(1,260)	(G)	—
Income (loss) from continuing operations	36,645	—		36,645
Noncontrolling interests’ share in continuing operations	—	(1,443)	(H)	(1,564)
		(121)	(I)
Operating Partnership	(1,443)	1,443	(H)	—
Partially owned properties	(121)	121	(I)	—
Net income (loss) attributable to Healthpeak Properties, Inc. from continuing operations	35,081	—		35,081
Participating securities’ share in earnings	—	—		—
Net income (loss) from continuing operations applicable to common shares	$35,081	$—		$35,081

(A)	To reclassify Physicians Realty Trust’s historical balance for Interest income on real estate loans and other to Interest income.

(B)	To reclassify Physicians Realty Trust’s historical balance related to its CECL reserves previously included as a reduction to Interest income on real estate loans and other (which was included in Interest income in adjustment A above) to Impairments and loan loss reserves (recoveries), net.

(C)	To reclassify Physicians Realty Trust’s historical balance related to the depreciation and amortization of certain corporate assets included in Depreciation and amortization to General and administrative.

(D)	To reclassify Physicians Realty Trust’s historical balance for Operating expenses to Operating.

(E)	To reclassify Physicians Realty Trust’s historical balance related to transaction costs included in General and administrative to Transaction costs.

(F)	To reclassify Physicians Realty Trust’s historical balance for Gain on sale of investment properties, net to Gain (loss) on sales of real estate, net.

(G)	To reclassify Physicians Realty Trust’s historical balance for Equity in loss of unconsolidated entities to Equity income (loss) gain from unconsolidated joint ventures.

(H)	To reclassify Physicians Realty Trust’s historical balance for Operating Partnership to Noncontrolling interests’ share in continuing operations.

(I)	To reclassify Physicians Realty Trust’s historical balance for Partially owned properties to Noncontrolling interests’ share in continuing operations.

The following table represents the impact of the reclassification adjustments on Physicians Realty Trust’s historical consolidated statement of operations for the year ended December 31, 2022.

	For the Year Ended December 31, 2022 (In thousands)
	Physicians Realty Trust Historical	Reclassification Adjustments	Notes	Physicians Realty Trust As Reclassified
Revenue
Rental and related revenues	$515,373	$—		$515,373
Resident fees and services	—	—		—
Interest income	—	11,262	(A)	11,337
		75	(B)
Interest income on real estate loans and other	11,262	(11,262)	(A)	—
Income from direct financing leases	—	—		—
Total revenues	526,635	75		526,710
Costs and expenses:
Interest expense	72,234	—		72,234
Depreciation and amortization	189,641	(420)	(C)	189,221
Operating	—	171,100	(D)	171,100
Operating expenses	171,100	(171,100)	(D)	—
General and administrative	40,209	420	(C)	39,985
		(644)	(E)
Transaction costs	—	644	(E)	644
Impairments and loan loss reserves (recoveries), net	—	75	(B)	75
Total costs and expenses	473,184	75		473,259
Other income (expense):
Gain (loss) on sales of real estate, net	—	57,375	(F)	57,375
Gain on sale of investment properties, net	57,375	(57,375)	(F)	—
Other income (expense), net	—	—		—
Total other income (expense), net	57,375	—		57,375

	For the Year Ended December 31, 2022 (In thousands)
	Physicians Realty Trust Historical	Reclassification Adjustments	Notes	Physicians Realty Trust As Reclassified
Income (loss) before income taxes and equity income (loss) from unconsolidated joint ventures	110,826	—		110,826
Income tax benefit (expense)	—	—		—
Equity income (loss) from unconsolidated joint ventures	—	(790)	(G)	(790)
Equity in loss of unconsolidated entities	(790)	790	(G)	—
Income (loss) from continuing operations	110,036	—		110,036
Noncontrolling interests’ share in continuing operations	—	(5,240)	(H)	(5,670)
		(430)	(I)
Operating Partnership	(5,240)	5,240	(H)	—
Partially owned properties	(430)	430	(I)	—
Net income (loss) attributable to Healthpeak Properties, Inc. from continuing operations	104,366	—		104,366
Participating securities’ share in earnings	—	—		—
Net income (loss) from continuing operations applicable to common shares	$104,366	$—		$104,366

(A)	To reclassify Physicians Realty Trust’s historical balance for Interest income on real estate loans and other to Interest income.

(B)	To reclassify Physicians Realty Trust’s historical balance related to its CECL reserves previously included as a reduction to Interest income on real estate loans and other (which was included in Interest income in adjustment A above) to Impairments and loan loss reserves (recoveries), net.

(C)	To reclassify Physicians Realty Trust’s historical balance related to the depreciation and amortization of certain corporate assets included in Depreciation and amortization to General and administrative.

(D)	To reclassify Physicians Realty Trust’s historical balance for Operating expenses to Operating.

(E)	To reclassify Physicians Realty Trust’s historical balance related to transaction costs included in General and administrative to Transaction costs.

(F)	To reclassify Physicians Realty Trust’s historical balance for Gain on sale of investment properties, net to Gain (loss) on sales of real estate, net.

(G)	To reclassify Physicians Realty Trust’s historical balance for Equity in (loss) gain of unconsolidated entities to Equity income (loss) from unconsolidated joint ventures.

(H)	To reclassify Physicians Realty Trust’s historical balance for Operating Partnership to Noncontrolling interests’ share in continuing operations.

(I)	To reclassify Physicians Realty Trust’s historical balance for Partially owned properties to Noncontrolling interests’ share in continuing operations.

Note 4 — Financing Transactions

1)	New Term Loan

In connection with the Mergers, Healthpeak is expected to enter into the New Term Loan. For purposes of these pro forma adjustments, the terms of the New Term Loan are assumed to be a five-year, $500 million term loan at an interest rate of SOFR plus 85 basis points. The New Term Loan is expected to close contemporaneously with the Closing, and Healthpeak is expected to pay upfront lender fees of approximately $3 million.

The pro forma balance sheet adjustments include the recognition of the liability for the New Term Loan of $500 million, net of the lender fees of $3 million and an equal and offsetting increase to cash and cash equivalents. The unaudited pro forma condensed combined statements of operations adjustments for the nine months ended September 30, 2023 and year ended December 31, 2022 include the recognition of interest expense based on an effective interest calculation, utilizing SOFR as of December 6, 2023, on the New Term Loan of $24 million and $31 million, respectively. A change of 0.125% in the annual interest rate on the New Term Loan would change pro forma interest expense by less than $1 million for the nine months ended September 30, 2023 and $1 million for the year ended December 31, 2022, holding constant the outstanding principal balance of the New Term Loan.

2)	Commercial Paper Repayment

The pro forma balance sheet adjustments for the Commercial Paper Repayment reflect a reduction in Healthpeak’s outstanding commercial paper borrowings of $200 million, and an equal and offsetting decrease to cash and cash equivalents. Healthpeak’s weighted average commercial paper interest rate during the nine months ended September 30, 2023 and the year ended December 31, 2022 was 5.4% and 2.3%, respectively. The unaudited pro forma condensed combined statements of operations adjustments for the Commercial Paper Repayment reflect a decrease to interest expense for the nine months ended September 30, 2023 and the year ended December 31, 2022 of $8 million and $5 million, respectively, based upon the foregoing weighted average commercial paper interest rates and Commercial Paper Repayment amount.

Note 5 — Mergers Transaction Adjustments

Estimated Preliminary Purchase Price

The unaudited pro forma condensed combined financial statements reflect the preliminary allocation of the purchase consideration to Physicians Realty Trust’s identifiable net assets acquired. The preliminary allocation of purchase consideration in these unaudited pro forma condensed combined financial statements is based upon an estimated preliminary purchase price of approximately $3 billion. The calculation of the estimated preliminary purchase price related to the Mergers is as follows (in thousands, except per share data):

Amount
Estimated Physicians Realty Trust common shares and Physicians Realty Trust Restricted Shares, PSUs and RSUs to be exchanged(a)	241,979
Exchange Ratio	0.674
Estimated shares of Healthpeak common stock issued	163,094
Closing price of Healthpeak Properties, Inc. common stock on December 6, 2023	$18.40
Estimated fair value of shares of Healthpeak common stock to be issued to the former holders of Physicians Realty Trust common shares, Restricted Shares, PSUs and RSUs(b)	$3,000,930
Less: Estimated fair value of Physicians Realty Trust Restricted Shares, PSUs and RSUs attributable to post-combination services(c)	(26,755)
Preliminary share consideration	$2,974,175
Assumed cash repayment of Physicians Realty Trust’s unsecured revolving credit facility at Closing(d)	210,000
Unaccrued and unpaid cash dividend equivalents corresponding to Physicians Realty Trust PSUs and RSUs to be settled by Healthpeak(e)	2,339
Total estimated preliminary purchase price	$3,186,514

a)	Includes (i) 239 million Physicians Realty Trust common shares and Physicians Realty Trust Restricted Shares outstanding as of September 30, 2023, inclusive of less than 1 million Physicians Realty Trust Restricted Shares, (ii) 3 million Physicians Realty Trust common shares that will be issuable pursuant to outstanding Physicians Realty Trust PSUs (reflected at the maximum level of performance) and (iii) less than 1 million Physicians Realty Trust common shares that will be issuable pursuant to outstanding Physicians Realty Trust RSUs, in each case, that will be converted into shares of Healthpeak common stock at the Company Merger Effective Time in accordance with the Merger Agreement. The portion of the converted Restricted Shares, PSUs and RSUs related to post-combination expense is removed in footnote (c) below. Under the Merger Agreement, these shares and units are to be converted to shares of Healthpeak common stock based on the Exchange Ratio. The table below summarizes the foregoing as of September 30, 2023 (in thousands):

Physicians Realty Trust Share Quantity
Common shares	238,483
Restricted Shares	376
PSUs reflected at the maximum level of performance	2,759
RSUs	361
Total	241,979

b)	The estimated fair value of shares of Healthpeak common stock to be issued to former holders of Physicians Realty Trust common shares, Restricted Shares, PSUs and RSUs was based on (i) Healthpeak’s closing stock price as of December 6, 2023, which was $18.40 per share, (ii) multiplied by the estimated number of shares of Healthpeak common stock to be issued to former holders of Physicians Realty Trust common shares, Restricted Shares, PSUs and RSUs, totaling 163 million after the application of the Exchange Ratio.

c)	Represents the estimated fair value of unvested Physicians Realty Trust Restricted Shares, PSUs and RSUs attributable to post-combination services that will be converted into shares of Healthpeak common stock at the Company Merger Effective Time in accordance with the Merger Agreement. Although no future service after the Closing is required, the value attributable to post-combination services reflects the incremental fair value provided to the Physicians Realty Trust Equity Award holders and the accelerated vesting of such awards at the Company Merger Effective Time in accordance with the Merger Agreement. The estimated fair value of Physicians Realty Trust Restricted Shares, PSUs and RSUs attributable to pre-combination services is reflected as a component of the preliminary purchase price. The estimated fair value of Physicians Realty Trust Restricted Shares, PSUs and RSUs attributable to post-combination services is reflected as set forth in items 13 and 20 of this Note 5.

d)	Represents the repayment of Physicians Realty Trust’s unsecured revolving credit facility that is expected to be repaid in cash by Healthpeak at Closing and terminated. Prior to Closing, Physicians Realty Trust is expected to repay its senior unsecured private placement notes of $210 million by drawing on Physicians Realty Trust’s unsecured revolving credit facility.

e)	Represents the amount of any unaccrued and unpaid cash dividend equivalents corresponding to Physicians Realty Trust PSUs and RSUs that will be settled in cash by Healthpeak.

The actual value of the shares of Healthpeak common stock to be issued in the Mergers will depend on the market price of shares of Healthpeak common stock at the Closing Date. Therefore, the actual purchase price will fluctuate with the market price of shares of Healthpeak common stock until the Company Merger is consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the unaudited pro forma condensed combined financial statements. A 10.0% increase or decrease in Healthpeak’s stock price would increase or decrease the purchase price, respectively, by approximately $298 million. A 20.0% increase or decrease in Healthpeak’s stock price would increase or decrease the purchase price, respectively, by approximately $595 million. This change would be recorded as an adjustment to the fair value of the net assets acquired, including goodwill, as applicable.

Preliminary Purchase Price Allocation

The preliminary purchase price allocation to assets acquired, liabilities assumed and noncontrolling interests of Physicians Realty Trust is provided throughout these notes to the unaudited pro forma condensed combined financial statements. The following table provides a summary of the preliminary purchase price allocation by major categories of assets acquired, liabilities assumed and noncontrolling interests of Physicians Realty Trust based on Healthpeak management’s preliminary estimate of their respective fair values as of September 30, 2023 (in thousands):

Amount
Total estimated preliminary purchase price	$3,186,514
Assets:
Buildings and improvements	$3,645,922
Development costs and construction in progress	41,722
Land and improvements	489,229
Loans receivable	77,298
Investments in and advances to unconsolidated joint ventures	61,490
Accounts receivable	11,131
Cash and cash equivalents	134,844
Restricted cash	1,574
Intangible assets	492,895
Right-of-use asset	236,151
Other assets	45,980
Total assets acquired	$5,238,236
Liabilities:(1)
Term loans	$400,000
Senior unsecured notes	1,068,638
Mortgage debt	127,628
Intangible liabilities	85,113
Lease liability	104,802
Accounts payable, accrued liabilities and other liabilities(2)	106,387
Deferred revenue	30,433
Total liabilities assumed	$1,923,001
Estimated preliminary fair value of net assets acquired, including noncontrolling interests	$3,315,235
Redeemable noncontrolling interests	(3,066)
Joint venture partners’ noncontrolling interests	(7,211)
Non-managing member unitholders’ noncontrolling interests	(128,893)
Estimated preliminary fair value of net assets acquired, net of noncontrolling interests	$3,176,065
Goodwill	$10,449
Total estimated preliminary purchase price	$3,186,514

(1)	The preliminary fair value of liabilities anticipated to be assumed excludes (a) Physicians Realty Trust’s unsecured revolving credit facility that is expected to be settled at Closing, which has been included as a component of the preliminary estimated purchase price, and (b) private placement notes of Physicians Realty Trust totaling $210 million as these notes are expected to be settled prior to Closing by Physicians Realty Trust as set forth in item 12 of this Note 5.

(2)	The preliminary fair value of Accounts payable, accrued liabilities and other liabilities includes Physicians Realty Trust’s transaction costs of $36 million, which are assumed to be paid by Healthpeak at Closing.

The preliminary fair values of identifiable assets acquired, liabilities assumed, and noncontrolling interests of Physicians Realty Trust are based on an estimated valuation as if the Pro Forma Transactions occurred on September 30, 2023. For the preliminary estimate of fair values of assets acquired, liabilities assumed and noncontrolling interests of Physicians Realty Trust, Healthpeak used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The allocation is dependent upon certain valuations that have not yet been finalized. Accordingly, the preliminary purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed, and such differences could be material. In particular, the fair values of the assets, liabilities and noncontrolling interests were estimated, in part, based upon the characteristics of real estate and intangible lease assets and liabilities, and adjusted to reflect reasonable estimations for above market and below market lease intangibles, lease-up intangible values, avoided lease origination costs, and estimates of the fair value of interests in joint ventures and other partially owned entities, all of which are based on third-party valuation analyses and Healthpeak’s historical experience with similar assets and liabilities. Amounts allocated to the real estate loans receivable and debt assumed take into account a market-based measurement using quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.) and inputs that are derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs). Amounts allocated to joint ventures take into account ownership interests, subordination characteristics, redemption values, reported net asset values (“NAV”) for investments in certain funds that report NAV, discounts for lack of control (as applicable), and hypothetical liquidation waterfalls. In determining the estimated fair value of Physicians Realty Trust’s tangible assets, Healthpeak considered customary methods, including the income, market and cost approaches. Amounts allocated to land, buildings and improvements, tenant improvements and lease intangible assets and liabilities were based on an analysis performed by third parties based on Healthpeak’s, Physicians Realty Trust’s and others’ portfolios with similar property characteristics.

The purchase price allocation presented above is preliminary and has not been finalized. The final determination of the allocation of the purchase price will be completed no later than one year following the Closing Date. These final fair values will be determined based on Healthpeak’s management’s judgment, which is based on various factors, including (1) market conditions, (2) the industry in which the tenants operate, (3) the characteristics of the real estate (i.e., location, size, demographics, value, age, and comparative rental rates), (4) the tenant credit profile and/or (5) historical operating results. The final determination of these estimated fair values, the assets’ useful lives and the depreciation and amortization methods are dependent upon certain valuations and other analyses that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements. Any increase or decrease in the fair value of the net assets acquired, as compared to the information shown herein, could change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the Combined Company following the Mergers due to differences in the allocation of the purchase consideration, as well as changes in income and expense related to some of the acquired assets and liabilities.

Balance Sheet

The pro forma adjustments reflect the effect of the Mergers on Healthpeak’s and Physicians Realty Trust’s historical consolidated balance sheets as if the Pro Forma Transactions occurred on September 30, 2023.

Assets

1)	The pro forma adjustments for Buildings and improvements and Land and improvements reflect: (i) the elimination of Physicians Realty Trust’s historical carrying values of $5 billion for Buildings and improvements and $372 million for Land and improvements and (ii) the recognition of the preliminary fair value of $4 billion for Buildings and improvements and $489 million for Land and improvements. The pro forma adjustments are presented as follows (in thousands):

	Elimination of historical carrying value	Estimated fair value	Total pro forma adjustment
Buildings and improvements	$(4,676,976)	$3,645,922	$(1,031,054)
Land and improvements	(371,545)	489,229	117,684
Total	$(5,048,521)	$4,135,151	$(913,370)

2)	Accumulated depreciation and amortization was adjusted to eliminate Physicians Realty Trust’s historical accumulated depreciation and amortization balance of $833 million.

3)	The pro forma adjustment for Loans receivable, net reflects the elimination of Physicians Realty Trust’s historical carrying value of $80 million and the recognition of Loans receivable, net at their preliminary fair value of $77 million.

4)	The pro forma adjustment for Investments in and advances to unconsolidated joint ventures reflects the elimination of Physicians Realty Trust’s historical carrying value of $64 million and the recognition of Investments in and advances to unconsolidated joint ventures at their preliminary fair value of $61 million.

5)	The pro forma adjustments for Cash and cash equivalents included the following payments assumed to be made contemporaneously with the Closing (in thousands):

Amount
Physicians Realty Trust’s accrued dividends and distributions(a)	$(60,928)
Transaction costs(b)	(87,840)
Debt repayments contemporaneously with the Closing(c)	(210,000)
Incremental dividend payment for Physicians Realty Trust Equity Awards(d)	(2,339)
Total	$(361,107)

(a)	Pursuant to the terms of the Merger Agreement, all accrued and unpaid dividends and distributions with a record date prior to the Closing Date are required to be paid by Physicians Realty Trust immediately prior to the Closing.

(b)	Reflects Healthpeak’s and Physicians Realty Trust’s transaction costs. All transaction costs are assumed to be paid by Healthpeak at Closing, and therefore are reflected as a reduction to Cash and cash equivalents.

(c)	As set forth in item 10 of this Note 5, $210 million of Physicians Realty Trust’s senior unsecured private placement notes are expected to be repaid prior to Closing by Physicians Realty Trust by drawing on its unsecured revolving credit facility. Contemporaneously with the Closing, all outstanding balances on Physicians Realty Trust’s unsecured revolving credit facility not repaid by Physicians Realty Trust are assumed to be repaid by Healthpeak.

(d)	Pursuant to the terms of the Merger Agreement, holders of Physicians Realty Trust Equity Awards will receive dividends attributable to their equity of $6 million, of which $4 million was already accrued and included in (a) above.

6)	The pro forma adjustments for Intangible assets, net reflect: (i) the elimination of Physicians Realty Trust’s historical carrying values for these assets, net of the associated accumulated amortization, of $203 million and (ii) the recognition of the preliminary fair value of these assets of $493 million. The following table summarizes the major classes of intangible assets acquired and the total pro forma adjustment to Intangible assets, net (in thousands):

	Elimination of historical carrying value	Estimated fair value	Total pro forma adjustment
Above market lease intangibles	$(25,469)	$33,325	$7,856
Lease-up intangibles	(177,073)	459,570	282,497
Total	$(202,542)	$492,895	$290,353

7)	The pro forma adjustments for Goodwill reflect the recognition of the preliminary goodwill balance associated with the Mergers of $10 million based on the preliminary purchase price allocation. Healthpeak expects that the Goodwill associated with the Mergers will be attributable to the outpatient medical reportable segment.

8)	The pro forma adjustments for Right-of-use asset, net reflects the following eliminations of historical carrying values and recognition of preliminary fair values for the associated lease-related intangible assets. The following table summarizes the pro forma adjustment to Right-of-use asset, net (in thousands):

	Elimination of historical carrying value	Estimated fair value	Total pro forma adjustment
Below market ground lease intangibles	$(65,174)	$67,983	$2,809
Above market ground lease intangibles	5,375	—	5,375
Total	$(59,799)	$67,983	$8,184

9)	The pro forma adjustment for Other assets, net included the elimination of historical carrying values for balances that are not treated as separately recognized net assets under the principles of ASC 805. The following table summarizes the pro forma adjustment (in thousands):

Amount
Straight-line rents receivable	$(104,991)
Lease inducements	(7,577)
Leasing commissions, legal and marketing costs	(14,043)
Total pro forma adjustment	$(126,611)

Liabilities

10)	The pro forma adjustments for debt include the following (in thousands):

	Elimination of historical amounts(a)	Recognition of post-Mergers amounts(b)	Total pro forma adjustments
Term loans	$(393,090)	$400,000	$6,910
Senior unsecured notes(c)	(1,451,536)	1,068,638	(382,898)
Mortgage debt	(127,630)	127,628	(2)
Total	$(1,972,256)	$1,596,266	$(375,990)

(a)	All eliminations of historical amounts are inclusive of unamortized deferred financing costs and discounts of $7 million related to the Term loans, $8 million related to Senior unsecured notes and less than $1 million related to Mortgage debt. Historical deferred financing costs and discounts will not be a component of the net assets acquired by Healthpeak.

(b)	The recognition of post-Mergers amounts is based upon the preliminary estimated fair value of the debt to be assumed and excludes Physicians Realty Trust’s unsecured revolving credit facility that is expected to be repaid and terminated at Closing, which has been included as a component of the preliminary estimated purchase price.

(c)	The total pro forma adjustment for the Senior unsecured notes reflects (i) the repayment of private placement notes of Physicians Realty Trust totaling $210 million as these notes are expected to be settled prior to Closing by Physicians Realty Trust and (ii) differences between Physicians Realty Trust’s historical carrying value (inclusive of deferred financing costs and discounts) and the preliminary fair value of Senior unsecured notes that are expected to be assumed by Healthpeak, totaling $173 million.

11)	The pro forma adjustments for Intangible liabilities, net reflect: (i) the elimination of Physicians Realty Trust’s historical carrying values for these liabilities, net of the associated accumulated amortization, of $23 million, and (ii) the recognition of the preliminary fair value of these intangible liabilities of $85 million, which is comprised of below market lease intangibles.

12)	Pursuant to the terms of the Merger Agreement, all accrued and unpaid dividends and distributions with a record date prior to the Closing Date are required to be paid by Physicians Realty Trust immediately prior to the Closing. The pro forma adjustment for Accounts payable, accrued liabilities, and other liabilities includes the payment of dividends and distributions payable of $61 million.

Equity

13)	The following table summarizes the pro forma adjustments for stockholders’ equity (in thousands):

	Common stock	Additional paid-in capital	Cumulative dividends in excess of earnings	Accumulated other comprehensive income (loss)
Issuance of shares of Healthpeak common stock(a)	$163,094	$2,811,081	$—	$—
Elimination of Physicians Realty Trust’s historical equity balances(b)	(2,385)	(3,817,545)	1,012,869	(15,216)
Healthpeak merger related costs(c)	—	26,755	(78,345)	—
Total pro forma adjustment	$160,709	$(979,709)	$934,524	$(15,216)

(a)	The pro forma adjustments represent the issuance of shares of Healthpeak common stock as consideration for the Mergers, as described in the Estimated Preliminary Purchase Price section of this Note 5. The fair value of shares of Healthpeak common stock to be issued to former holders of Physicians Realty Trust common shares and Physicians Realty Trust Equity Awards is based on the per share closing price of shares of Healthpeak common stock of $18.40 on December 6, 2023.

(b)	Includes the elimination of all historical equity balances of Physicians Realty Trust.

(c)	Represents the estimated Mergers related costs to be incurred by Healthpeak, including (i) $52 million of preliminary estimated transaction costs, consisting of advisory, legal, accounting, and other transaction-related costs and (ii) $27 million of post-combination share-based compensation expense, which is recognized as an increase to Additional paid-in capital offset by a decrease to Cumulative dividends in excess of earnings as these costs have not yet been reflected in Healthpeak’s historical consolidated financial statements.

14)	The pro forma adjustments for noncontrolling interests’ equity represents the effect of basis differences between the historical basis for noncontrolling interests and the preliminary estimated fair value of the noncontrolling interests’ net assets.

As of September 30, 2023, limited partners and Physicians Realty Trust (as the general partner) held a 3.9% and 96.1% interest in Physicians Realty L.P., respectively. Substantially all net assets of Physicians Realty Trust are held by Physicians Realty L.P. The limited partners and Physicians Realty Trust share equally in the risks and rewards of equity ownership based on their respective ownership interests. Upon the consummation of the Mergers, all net assets of Physicians Realty Trust will be held by the Partnership Surviving Entity by virtue of the Partnership Merger, the limited partners will be entitled to cash distributions equal to Healthpeak common share dividends, and the ownership interests held by Healthpeak and the limited partners will remain consistent immediately prior to and immediately following the Mergers. Therefore, the pro forma adjustment for noncontrolling interests share of continuing operations with respect to the limited partners’ interest in the Partnership Surviving Entity was calculated as the removal of the historical balance for non-managing member unitholders of $116 million and the recognition of its preliminary estimated fair value of $129 million.

In addition to the noncontrolling interests relating to the Partnership Surviving Entity and a consolidated joint venture with a redemption feature held by third-party investors (“Redeemable NCI”), Physicians Realty Trust also holds interests in other joint ventures with the interests held by other joint venture partners also presented as noncontrolling interests in Physicians Realty Trust’s historical consolidated financial statements, for which Healthpeak assumes it will continue to consolidate following the Mergers (“Other NCI”). The pro forma adjustments for Other NCI included the elimination of historical Other NCI of $9 million and the recognition of its preliminary estimated fair value of $7 million.

Statements of Operations

The pro forma adjustments reflect the effect of the Pro Forma Transactions on Healthpeak’s and Physicians Realty Trust’s historical consolidated statements of operations as if the Pro Forma Transactions occurred on January 1, 2022.

Revenue

15)	Rental and related revenues

The historical rental revenues for Healthpeak and Physicians Realty Trust represent contractual and straight-line rents, amortization of above market and below market lease intangibles, and lease incentives associated with the leases in effect during the periods presented. The adjustments included in the unaudited pro forma condensed combined statements of operations are presented to: (i) eliminate the historical straight-line rents and amortization of above market and below market lease intangibles as well as deferred lease incentives for the real estate properties of Physicians Realty Trust acquired as part of the Mergers, and (ii) adjust contractual rental property revenue for the acquired properties to a straight-line basis from the Closing Date of the Mergers and (iii) amortize above market and below market lease intangibles recognized as a result of the Mergers.

The pro forma adjustment for the amortization of above market and below market lease intangibles recognized as a result of the Mergers was estimated based on a straight-line methodology and the estimated remaining weighted average remaining useful life for above market lease intangibles and below market lease intangibles of approximately 5 years each. The lease intangible asset and liability fair values and estimated amortization expense may differ materially from the preliminary determination within these unaudited pro forma condensed combined financial statements. The pro forma adjustments to rental revenues do not purport to be indicative of the expected change in rental revenues of the Combined Company in any future periods.

The following table summarizes the adjustments made to Rental and related revenues (in thousands):

	Elimination of historical amounts	Recognition of post-Mergers amounts	Total pro forma adjustment
For the nine months ended September 30, 2023
Straight-line rents	$(2,756)	$8,130	$5,374
Amortization of above market and below market lease intangibles and deferred lease incentives	3,140	8,941	12,081
Total	$384	$17,071	$17,455
For the year ended December 31, 2022
Straight-line rents	$(6,847)	$19,367	$12,520
Amortization of above market and below market lease intangibles and deferred lease incentives	4,613	12,843	17,456
Total	$(2,234)	$32,210	$29,976

16)	The pro forma adjustments for Interest income reflect the amortization of the difference between the fair value and carrying value of Physicians Realty Trust’s loans receivable amortized over the remaining life of the receivables, which resulted in an assumed increase to interest income of $1 million for the nine months ended September 30, 2023 and $2 million for the year ended December 31, 2022.

Expense

17)	The pro forma adjustments to Interest expense reflect the impact of the Mergers on the amounts recognized in Physicians Realty Trust’s historical consolidated statements of operations for the periods presented as a result of: (i) the elimination of historical amortization of deferred financing costs and discounts, (ii) the elimination of historical interest expense on Physicians Realty Trust’s senior unsecured private placement notes, which is expected to be settled and repaid prior to Closing, and the elimination of historical interest expense on Physicians Realty Trust’s unsecured revolving credit facility, which is expected to be repaid and terminated at Closing and (iii) the effective interest amortization of the fair value on Physicians Realty Trust’s debt assumed in the Mergers. The following table summarizes the pro forma adjustments to Interest expense (in thousands):

	For the nine months ended September 30, 2023	For the year ended December 31, 2022
Elimination of historical amortization of deferred financing costs and discounts	$(2,028)	$(2,314)
Elimination of historical interest expense on debt repaid/terminated	(12,523)	(18,613)
Amortization of the fair value adjustment on debt assumed	17,721	26,947
Total	$3,170	$6,020

18)	The adjustments included in the unaudited pro forma condensed combined statements of operations are presented to: (i) eliminate the historical depreciation and amortization of real estate properties of Physicians Realty Trust acquired as part of the Mergers and (ii) recognize additional depreciation and amortization expense associated with the preliminary fair value of acquired real estate tangible and intangible assets.

The pro forma adjustment for the depreciation and amortization of acquired assets is calculated using a straight-line methodology and is based on estimated useful lives for building and site improvements, the remaining contractual, lease term for intangible lease assets and the lesser of the estimated useful life and the remaining contractual, lease term for tenant improvements. In connection with the application of ASC 805, Healthpeak management reassessed the useful lives of Physicians Realty Trust’s buildings. For purposes of the unaudited pro forma condensed combined statements of operations, Healthpeak management estimated the weighted average useful life for buildings and improvements to be approximately 35 years; the weighted average useful life for each of land improvements and tenant improvements to be approximately 5 years; and the weighted average remaining contractual, lease-up intangibles term to be approximately 6 years. The fair value of acquired real estate tangible and intangible assets, estimated useful lives of such assets and estimated depreciation and amortization expense may differ materially from the preliminary determination within these unaudited pro forma condensed combined financial statements. The pro forma adjustments to depreciation and amortization expense are not necessarily indicative of the expected change in depreciation and amortization expense of the Combined Company in any future periods.

The following table summarizes adjustments made to Depreciation and amortization expense by asset category for the real estate properties of Physicians Realty Trust’s to be acquired as part of the Mergers (in thousands):

	Elimination of historical amounts	Recognition of post-Mergers amounts	Total pro forma adjustment
For the nine months ended September 30, 2023
Buildings and improvements	$(93,056)	$73,173	$(19,883)
Land improvements	(10,194)	17,098	6,904
Tenant improvements	(5,617)	38,929	33,312
Lease-up intangibles	(33,052)	76,200	43,148
Other	(1,318)	1,318	—
Total	$(143,237)	$206,718	$63,481
For the year ended December 31, 2022
Buildings and improvements	$(121,390)	$97,564	$(23,826)
Land improvements	(13,554)	22,797	9,243
Tenant improvements	(6,953)	55,956	49,003
Lease-up intangibles	(45,477)	109,047	63,570
Other	(1,847)	1,847	—
Total	$(189,221)	$287,211	$97,990

19)	Represents pro forma adjustments to decrease ground leases rent expense by less than $1 million for the nine months ended September 30, 2023, and less than $1 million for the year ended December 31, 2022, as a result of the valuation of below market ground lease intangibles at their preliminary estimated fair values and the related amortization, and removal of the historical amortization of above and below market ground lease intangibles. The adjustment is computed on a straight-line basis with a weighted average remaining lease term of 74 years. The fair value adjustment on Physicians Realty Trust’s ground leases may differ materially from the preliminary determination within these unaudited pro forma condensed combined financial statements. The pro forma adjustments to operating expenses do not purport to be indicative of the expected change in ground rent expense of the Combined Company in any future periods.

20)	The pro forma adjustments for transaction costs included (i) the recognition of post-combination compensation expense for the accelerated vesting of Physicians Realty Trust Equity Awards pursuant to the terms of the Merger Agreement of $27 million, based on the estimated fair value of the shares of Healthpeak common stock to be issued to holders of Physicians Realty Trust Equity Awards, and recognized as a point-in-time expense because no post-combination services are required for the holders of Physicians Realty Trust Equity Awards to vest into their awards, as well as (ii) recognition of $52 million in preliminary estimated Healthpeak transaction costs consisting of advisory, legal, accounting, and other transaction-related costs, which were not incurred prior to September 30, 2023.

Joint Ventures and Noncontrolling Interests

21)	The pro forma adjustments for Equity income (loss) from unconsolidated joint ventures reflect the elimination of historical amounts and recognition of post-Mergers amounts based on the preliminary estimated fair value of the unconsolidated joint ventures investments of Physicians Realty Trust that are assumed to be acquired by Healthpeak. The pro forma adjustments to the unaudited pro forma condensed combined statements of operations with respect to Equity income (loss) from unconsolidated joint ventures for the nine months ended September 30, 2023 and the year ended December 31, 2022 were reductions to income of $3 million and $5 million, respectively.

22)	The pro forma adjustments for Noncontrolling interests’ share in continuing operations reflects the elimination of historical amounts and recognition of post-Mergers amounts. With respect to Redeemable NCI and Other NCI, the post-Mergers amounts are based on the preliminary estimated fair value of the noncontrolling interests of Physicians Realty Trust that are expected to be assumed by Healthpeak. With respect to Partnership Surviving Entity NCI, the post-Mergers amounts are based on the expected cash distribution entitlements of non-managing member unitholders during the pro forma periods presented. The following table summarizes the pro forma adjustments to Noncontrolling interests’ share in continuing operations (in thousands):

	For the nine months ended September 30, 2023	For the year ended December 31, 2022
Partnership Surviving Entity NCI	$(4,510)	$(2,698)
Redeemable NCI and Other NCI	(185)	45
Total	$(4,695)	$(2,653)

Note 6 — Pro Forma Net Income Available to Common Stockholders per Share

The following table summarizes the unaudited pro forma net income from continuing operations per share, as if the Pro Forma Transactions occurred on January 1, 2022 (in thousands, except per share data):

	For the nine months ended September 30, 2023	For the year ended December 31, 2022
Numerator – Basic
Pro forma net income from continuing operations	$229,028	$441,932
Less: Noncontrolling interests’ share in continuing operations	(30,556)	(24,298)
Income (loss) from continuing operations attributable to the Combined Company	198,472	417,634
Less: Participating securities’ share in continuing operations	(1,568)	(2,657)
Net Income (loss) from continuing operations applicable to common shares	196,904	414,977
Numerator – Dilutive
Net income (loss) applicable to common shares	196,904	414,977
Noncontrolling interests – non-managing member units’ income	1,443	5,240
Dilutive net income (loss) from continuing operations applicable to common shares	$198,347	$420,217
Denominator
Healthpeak historical basic weighted average shares outstanding	546,978	538,809
Physicians Realty Trust common shares, inclusive of restricted shares, converted into shares of Healthpeak common stock	160,991	160,991
Physicians Realty Trust PSUs and RSUs converted into shares of Healthpeak common stock	2,103	2,103
Basic weighted average shares outstanding	710,072	701,903
Dilutive potential common stock – equity awards	269	338
Dilutive noncontrolling interest – non-managing member units (as adjusted for the application of the Exchange Ratio)	6,615	6,615
Diluted weighted average shares outstanding	716,956	708,856
Basic earnings (loss) from continuing operations per common share	$0.28	$0.59
Diluted earnings (loss) from continuing operations per common share	$0.28	$0.59